Exhibit 3.4

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated March 27, 2015 (the “Effective Date”), among PMFG, INC., a Delaware corporation (“PMFG”), and PEERLESS MFG. CO., a Texas corporation (“Peerless”, and PMFG and Peerless, individually and collectively shall be referred to herein as, the “Borrower”); each of the Lenders party hereto; and CITIBANK, N.A., a national banking association (in its individual capacity, “Citibank”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

BACKGROUND

A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 7, 2012 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B. The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENT.

(a) Section 2.13 shall be amended by deleting the reference to “$10,000,000” in clause (a) of the proviso to the first sentence thereof and substituting “$12,000,000” in lieu thereof.

2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendment set forth in the foregoing Section 1 of this Amendment:

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by Borrower, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

(d) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person (not previously obtained), is required for (i) the execution, delivery or performance by the Borrower of this Amendment, or (ii) the acknowledgment by each Guarantor of this Amendment.

3. CONDITIONS TO EFFECTIVENESS.  All provisions of this Amendment shall be effective as of the Effective Date upon satisfaction or completion of the following:

(a) Administrative Agent shall have received counterparts of this Amendment executed by the Required Lenders;

(b) Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and acknowledged by each Guarantor;

(c) Administrative Agent shall have received counterparts of that certain Limited Waiver Agreement among the Borrower, the Administrative Agent and the Required Lenders;

(d) Administrative Agent shall have received reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, including without limitation, the reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent; and

(e) Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

4. GUARANTORS’ ACKNOWLEDGMENT.  By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (ii) acknowledges and agrees that the obligations of such Guarantor in respect of the Guaranty Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms the obligations of such Guarantor under the Guaranty Agreement and (iv) acknowledges and agrees that such Guarantor has no claim or offsets against, or defenses or counterclaims to, the guaranty under the Guaranty Agreement.

5. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon and during the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Amendment.

(b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement and the other Loan Documents, all of which are hereby ratified and affirmed in all respects.  The Credit Agreement, as amended by the amendment referred to above, shall remain in full force and effect.

6. COSTS AND EXPENSES.  The Borrower agrees to pay or reimburse the Administrative Agent on demand for all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7. EXECUTION IN COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

8. GOVERNING LAW; BINDING EFFECT.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state (provided that each party shall retain all rights arising under federal law), and shall be binding upon the parties hereto and their respective successors and assigns.

9. HEADINGS.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

PMFG, INC.,
a Delaware corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Chief Financial Officer, Assistant Secretary
and Treasurer

PEERLESS MFG. CO.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Treasurer

Signature Page to Third Amendment

CITIBANK, N.A.,
as the Administrative Agent and a Lender

By:	/s/ John Torres
Name:	John Torres
Title:	Senior Vice President

Signature Page to Third Amendment

[HSBC Bank USA], as a Lender

By:	/s/ Janet L. Peevey
Name:	Janet L. Peevey
Title:	Senior Portfolio Manager

RESTRICTED - Signature Page to Third Amendment

ACKNOWLEDGED AND AGREED:

NITRAM ENERGY, INC.,
a New York corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

PMC ACQUISITION, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BURGESS-MANNING, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BURMAN MANAGEMENT, INC.,
a Texas corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

BOS-HATTEN, INC.,
a New York corporation

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Vice President, Treasurer and Secretary

Signature Page to Third Amendment